                                                                     EXHIBIT 4.3

Unless and until it is exchanged in whole or in part for Securities in definitive form, this Security may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository. Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (55 Water Street, New York, New York) ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

THIS SECURITY HAS BEEN ACQUIRED BY THE HOLDER FOR THE PURPOSE OF INVESTMENT AND
   NOT WITH A VIEW TO OR FOR SALE IN CONNECTION WITH ANY DISTRIBUTION. THIS SECURITY (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT
  OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED,
    SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY
NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF
SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, REPRESENTS, ACKNOWLEDGES AND AGREES FOR
  THE BENEFIT OF THE COMPANY THAT: (I) IT HAS ACQUIRED A "RESTRICTED" SECURITY WHICH HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT; (II) IT WILL NOT OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO ASSISTED LIVING CONCEPTS, INC., (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE
   UNDER THE SECURITIES ACT, (C) IN THE CASE OF A HOLDER WHO IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), FOR SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON
  WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE
    REQUIREMENTS OF RULE 144A, OR (D) IN ACCORDANCE WITH RULE 144 UNDER THE SECURITIES ACT OR PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION
  REQUIREMENTS OF THE SECURITIES ACT, (AND CONFIRMED IN AN OPINION OF COUNSEL ACCEPTABLE IN FORM AND SUBSTANCE TO THE ISSUER OF THIS SECURITY IF THE ISSUER SO
 REQUESTS) AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS
  OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION; AND
 (III) IT WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS SET FORTH IN (II) ABOVE.

                               FORM OF DEBENTURE

                         ASSISTED LIVING CONCEPTS, INC.

               5.625% Convertible Subordinated Debenture Due 2003

          ASSISTED LIVING CONCEPTS, INC., a Nevada corporation, promises to pay to ________________________________ or registered assigns, the principal sum of _____________ Dollars, on May 1, 2003.

                 Interest Payment Dates:  May 1 and November 1
                     Record Dates:  April 15 and October 15
   Additional provisions of this Security are set forth on other side of this
                                   Security.

Dated:


CERTIFICATE OF AUTHENTICATION                     ASSISTED LIVING CONCEPTS, INC.
HARRIS TRUST AND SAVINGS BANK
as Trustee, certifies that this
is one of the Securities referred
to in the within mentioned                        By:___________________
Indenture.

By:______________________
   Authorized Signatory                           By:___________________



                                                  SEAL

                         ASSISTED LIVING CONCEPTS, INC.
               5.625% Convertible Subordinated Debenture Due 2003

         1.  Interest.  Assisted Living Concepts, Inc., a Nevada corporation
             --------
(the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semiannually on May 1 and November 1 of each year beginning November 1, 1998. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from April 13, 1998; provided that, if there is no existing Default in the payment of interest, and if this Security is authenticated between a record date referred to on the face hereof and the next succeeding interest payment date, interest shall accrue from such interest payment date. Interest will be computed on the basis of a 360 day year of twelve 30-day months.

         2.  Method of Payment.  The Company will pay interest on the Securities
             -----------------
(except defaulted interest) to the persons who are the registered Holders of the Securities at the close of business on the April 15 or October 15 immediately preceding the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal and premium payments. The Company will pay principal, premium and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company, however, may pay principal, premium and interest by its check payable in such money. It may mail an interest check to a Holder's registered address.

         The payment of principal of and premium, if any, on this Security shall be payable only upon surrender of this Security at the office or agency of the Paying Agent in the Borough of Manhattan, City and State of New York. Payments of principal of, premium, if any, and interest on this Security shall be made at the office or agency of the Trustee maintained in the Borough of Manhattan, City and State of New York, or, in the case of any such payments other than the payment of principal and premium, if any, at the Company's option, by check mailed to the Person entitled thereto at such Person's address last appearing on the Company's register.

         3.  Registrar and Agents.  Initially, Harris Trust and Savings Bank
             --------------------
will act as Registrar, Paying Agent, Conversion Agent and agent for service of notices and demands. The Company may change any Registrar, co-registrar, Paying Agent, Conversion Agent and agent for service of notices and demands without notice. The Company or any of its Subsidiaries may act as Paying Agent or Conversion Agent. The address of Harris Trust and Savings Bank is 311 West Monroe Street, 12th Floor, Chicago, IL 60606.

         4.  Indenture; Limitations.  The Company issued the Securities under an
             ----------------------
Indenture, dated as of April 13, 1998 (the "Indenture"), between the Company and Harris Trust and Savings Bank (the "Trustee"). Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code (S)(S) 77aaa-77bbbb) as in effect on the date of the Indenture. The Securities are subject to all such terms, and the Holders of the Securities are referred to the Indenture and said Act for a statement of them.

         The Securities are general unsecured obligations of the Company limited to $86,250,000 principal amount. The Indenture imposes certain limitations on the ability of the Company to, among other things, make payments in respect of its Capital Stock, merge or consolidate with any other Person and sell, lease, transfer or otherwise dispose of its properties or assets.

         5.  Optional Redemption by the Company.  The Company may, at its
             ----------------------------------
option, at any time on or after May 15, 2001, redeem all of the Debentures or some of them, on at least 30 days' but not more than 60 days' notice to each holder of Debentures to be redeemed at his or her registered address, at a redemption price equal to 100% of the principal amount thereof, plus accrued interest to the redemption date. The Debentures may not be so redeemed before May 15, 2001.

         6.   Certain Rights to Require Repurchase of Debentures by the Company.
              -----------------------------------------------------------------
In the event that there shall occur a Change in Control of the Company, each Holder shall have the right, at such Holder's option, to require the Company to purchase, all or any part of such Holder's Notes, 75 days after the date the Company gives notice of the Change in Control as contemplated in the Indenture, at a price equal to 101% of the principal amount thereof, together with accrued and unpaid interest.

          7.  Notice of Redemption.  Notice of redemption will be mailed at
              --------------------
least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 principal amount may be redeemed in part, but only in whole multiples thereof. On and after the Redemption Date interest ceases to accrue on Securities or portions of them called for redemption.

         8.  Conversion.  A Holder of a Security may convert such Security into
             ----------
shares of common stock of the Company after the effective date of the Registration Statement and before the close of business on May 1, 2003. If the Security is called for redemption, the Holder may convert it at any time before the close of business on the date fixed for such redemption. The initial conversion price is $26.184 per share, subject to adjustment in certain events. To determine the number of shares issuable upon conversion of a Security, divide the principal amount to be converted by the conversion price in effect on the conversion date. The Company will deliver a check for any fractional share.

          To convert a Security, a Holder must (1) complete and sign the conversion notice on the back of the Security, (2) surrender the Security to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Registrar or Conversion Agent and (4) pay any transfer or similar tax if required. No payment or adjustment is to be made on conversion for interest accrued hereon or for dividends on shares of common stock issued on conversion; provided, however, that if a Security is surrendered for conversion
            --------  -------
after the record date for a payment of interest and on or before the interest payment date, then, notwithstanding such conversion, the interest falling due to such interest payment date will be paid to the Person in whose name the Security is registered at the close of business on such record date and any Security surrendered for conversion during the period from the close of business on any regular record date to the opening of business on the corresponding interest payment date must be accompanied by payment of an amount equal to the interest payable on such interest payment date. A Holder may convert a portion of a Security if the portion is $1,000 principal amount or an integral multiple thereof.

          If the Company is a party to a consolidation or merger or a transfer or lease of all or substantially all of its assets, the right to convert a Security into shares of common stock may be changed into a right to convert it into securities, cash or other assets of the Company or another Person.

          9.  Subordination.  This Security is subordinated to all Senior
              -------------
Indebtedness of the Company. To the extent and in the manner provided in the Indenture, Senior Indebtedness must be paid before any payment may be made to any Holders of Securities. Any Securityholder by accepting this Security agrees to such subordination and authorizes the Trustee to give it effect.

          In addition to all other rights of Senior Indebtedness described in the Indenture, the Senior Indebtedness shall continue to be Senior Indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of any instrument relating to the Senior Indebtedness or extension or renewal of the Senior Indebtedness.

          10.  Denominations, Transfer, Exchange.  The Securities issued under
               ---------------------------------
the Indenture are in the aggregate principal amount of up to $86,250,000. The Securities are in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. A Holder may register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption or register the transfer of or exchange any Securities for a period of 15 days before a selection of Securities to be redeemed.

          11.  Persons Deemed Owners.  The registered Holder of a Security may
               ---------------------
be treated as its owner for all purposes.

          12.  Unclaimed Money.  If money for the payment of principal or
               ---------------
interest on any Securities remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company at its written request. After that, Holders may look only to the Company for payment.

          13.  Discharge Prior to Redemption or Maturity.  The Indenture will be
               -----------------------------------------
discharged and canceled except for certain sections thereof upon payment of all the Securities, or upon the irrevocable deposit with the Trustee of funds or U.S. Government Obligations maturing on or before such payment date or Redemption Date, sufficient to pay principal, premium, if any, and interest on such payment or redemption.

          14.  Amendment and Waiver.  Subject to certain exceptions, without
               --------------------
notice to the Holders of the Securities, the Indenture or the Securities may be amended with the consent of the Holders of at least 66-2/3% in principal amount of the Securities then outstanding and any existing default or compliance with any provision may be waived with the consent of the Holders of a majority in principal amount of the Securities then outstanding. Without the consent of or notice to any Securityholder, the Company may amend or supplement the Indenture or the Securities to, among other things, provide for uncertificated Securities, to cure any ambiguity, defect or inconsistency or make any other change that does not adversely affect the rights of any Securityholder.

          15.  Successors.  When a successor assumes all the obligations of its
               ----------
predecessor under the Securities and the Indenture, the predecessor will be released from those obligations.

          16.  Defaults and Remedies.  If an Event of Default, as defined in the
               ---------------------
Indenture (other than a Event of Default relating to bankruptcy of the Company), occurs and is continuing, the Trustee or the Holders of a majority in principal amount of Securities may declare all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. If an Event of Default relating to bankruptcy of the Company occurs, then all Securities shall become immediately due and payable without any declaration or act on the part of the Trustee or any Holder. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture.
The Trustee may require indemnity satisfactory to it, subject to the provisions of the TIA, before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company is required to file periodic reports with the Trustee as to the absence of any Default or Event of Default.

          17.  Trustee Dealings with the Company.  Harris Trust and Savings
               ---------------------------------
Bank, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

         18.  No Recourse Against Others.  No stockholder, director, officer or
              --------------------------
incorporator, as such, past, present or future, of the Company or any successor corporation shall have any liability for any obligation of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

         19.  Authentication.  This Security shall not be valid until the
              --------------
Trustee signs the certificate of authentication on the other side of this Security.

         20.  Abbreviations.  Customary abbreviations may be used in the name of
              -------------
a Securityholder or an assignee, such as: TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=Custodian), and U/G/M/A (=Uniform Gifts to Minors
Act).

         The Company will furnish to any Securityholder upon written request and without charge a copy for the Indenture. It also will furnish the text of this Security in larger type. Requests may be made to: Assisted Living Concepts, Inc., 9955 S.E. Washington, Suite 201, Portland, Oregon 97216. Attention:
President.

                                TRANSFER NOTICE

If you, the Holder, wants to assign this Security, fill in the form below and have your signature guaranteed:

For value received, I or we assign and transfer this Security to
_______________________________________________________________________________
                     (INSERT ASSIGNEE'S SOCIAL SECURITY OR
                           TAX IDENTIFICATION NUMBER)


_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

             (Print or type assignee's name, address and zip code)

________________________________________________________ agent to transfer this
Security on the books of the Company. The agent may substitute another to act for him.

         In connection with the transfer of this Security, the undersigned certifies that:

         (Check one)

            [_]    (a)  This Security is being transferred to a "qualified
                        institutional buyer" (as defined in Rule 144A under the Securities Act) in compliance with the exemption from registration under the Securities Act provided by Rule
                        144A.

            [_]    (b)  This Security is being transferred to Assisted Living
                        Concepts, Inc.

            [_]    (c)  Transfer other than those above in connection with which the Company has received an opinion of counsel
                        (satisfactory to it in form and substance) to the effect that the transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

            [_]    (d)  This Security is being exchanged for a beneficial
                        interest in the Rule 144A Global Security and the undersigned is a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933).


Date:
     --------------------------------------------------------------------------
Your signature:
               ----------------------------------------------------------------
               (Sign exactly as your name appears on the other side of this Security)

Signature Guaranteed by*:
                         ------------------------------------------------------
* Signature must be guaranteed by an eligible guarantor institution within the meaning of Securities and Exchange Commission Rule 17Ad-15 (including banks, stock brokers, savings and loan associations, national securities exchanges, registered securities associations, clearing agencies and credit unions) with membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other signature guarantee medallion program as may be approved by the Registrar in addition to, or substitution for, STAMP, if this Security is to be delivered other than to and in the name of the registered holder.

IF NONE OF THE FOREGOING BOXES IS CHECKED, THE TRUSTEE SHALL NOT BE OBLIGATED TO REGISTER THE TRANSFER OF THIS SECURITY UNLESS AND UNTIL THE CONDITIONS TO ANY SUCH TRANSFER OF REGISTRATION SET FORTH HEREIN, ON THE FACE HEREOF AND IN THE INDENTURE SHALL HAVE BEEN SATISFIED.

                               CONVERSION NOTICE

 To convert this Security into shares of common stock of the Company, check the box:
                                   ________

                                   ________

To convert only part of this Security, state the principal amount to be converted (which must be a minimum of $1,000 or any multiple thereof):

                          ---------------------------
                          $
                          ---------------------------

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________


If you want the Security certificate, if any, made out in another person's name, fill in the form below:

(INSERT OTHER PERSON'S SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)

                 -------------------------------------------------

                 -------------------------------------------------

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

             (Print or type assignee's name, address and zip code)

Date:.
      -------------------------------------------------------------------------
Your signature:.
                ---------------------------------------------------------------
(Sign exactly as your name appears on the other side of this Security)

Signature Guaranteed By*:______________________________________________________
*Signature must be guaranteed by an eligible guarantor institution within the meaning of Securities and Exchange Commission Rule 17Ad-15 (including banks, stock brokers, savings and loan associations, national securities exchanges, registered securities associations, clearing agencies and credit unions) with membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other signature guarantee medallion program as may be approved by the Registrar in addition to, or substitution for, STAMP, if this Security is to be delivered other than to and in the name of the registered holder.